                                                                     EXHIBIT 4.9

                                                                [CONFORMED COPY]

         ____________________________________________________________

                         FIRST PRIORITY NAVAL MORTGAGE


                   In the outstanding amount of $92,185,000


                      FLEET NATIONAL BANK OF CONNECTICUT
                        not in its individual capacity
                          but solely as Owner Trustee
                            under a Trust Agreement
                        dated as of December 12, 1995,
                   for the benefit of the Owner Participant
                                named therein,

                            Shipowner and Mortgagor

                               777 Main Street,
                         Hartford, Connecticut  06115

                                      to

               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION
                        not in its individual capacity
                        but solely as Indenture Trustee
                            under a Trust Indenture
                        dated as of December 12, 1995,
                                                  Mortgagee

                             79 South Main Street
                          Salt Lake City, Utah  84111


                         Dated as of December 12, 1995

                      __________________________________

                 Covering an Undivided 40% Interest the Vessel
                                 listed in the
                                GRANTING CLAUSE

                       __________________________________


          ____________________________________________________________

                         FIRST PRIORITY NAVAL MORTGAGE


     THIS FIRST PRIORITY NAVAL MORTGAGE, effective as of December 12, 1995 by FLEET NATIONAL BANK OF CONNECTICUT, a National Banking Association formed under the laws of the United States of America, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of December 12, 1995, for the benefit of the Owner Participant named therein (the "Shipowner" and "Mortgagor" and "Owner Trustee"), located at 777 Main Street, Hartford, Connecticut 06115, to the FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION (the "Mortgagee"), a national banking association formed under the laws of the United States of America, not in its individual capacity but solely as Indenture Trustee under the Indenture hereinafter referred to, located at 79 South Main Street, Salt Lake City, Utah 84111.

     WHEREAS, the Shipowner is the sole owner of an undivided 40% interest (the "Undivided Interest") in the Panamanian-flag vessel described in the Granting Clause of this Mortgage, registered under the laws of the Republic of Panama in the name of the Shipowner (40%) and Enserch Exploration, Inc. (60%) (said vessel herein referred to as the "Vessel");

     WHEREAS, the Shipowner has, in connection with the issuance of its obligations in the aggregate principal amount of $92,185,000 and pursuant to the terms and provisions of a Trust Indenture dated December 12, 1995, between the Shipowner and the Mortgagee, as Indenture Trustee (herein as it may be amended or supplemented, called the "Indenture"), issued and delivered to the Indenture Trustee its secured notes designated Series 1995 A-1 Secured Notes, Series 1995 A-2 Secured Notes, Series 1995 A-3 Secured Notes, Series 1995 A-4 Secured Notes, Series 1995 A-5 Secured Notes, and Series 1995 A-6 Secured Notes (said secured notes being herein collectively called the "Notes"), in the aggregate principal amounts and bearing interest at the rates set forth in Schedule A attached hereto, and payable, in the case of the Series 1995 A-1 Secured Notes, Series 1995 A-2 Secured Notes, Series 1995 A-3 Secured Notes, Series 1995 A-4 Secured Notes and the Series 1995 A-5 Secured Notes, on the Maturity Dates set forth in Schedule A attached hereto and, in the case of the Series 1995 A-6 Secured Notes, on the dates set forth in Schedule B attached hereto;

     WHEREAS, the Shipowner has agreed to execute and deliver this First Priority Naval Mortgage to the Mortgagee for the purpose of securing the Shipowner's obligations to the Mortgagee in respect of the Notes and the payment of the principal of and interest on the Notes in accordance with their respective terms, and the terms of the Indenture and this Mortgage (this Mortgage, as the same may hereafter be amended or supplemented in accordance with the terms hereof, herein called the "Mortgage").

     NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

     That, in consideration of the premises and of the additional covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to secure the payment of the above-mentioned interest on and principal of the Notes and all other sums that may be secured by the Mortgage and the Indenture, and to secure the due performance and observance of all the agreements and covenants in the Notes, the Indenture and herein contained (collectively, the "Secured Obligations"), the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred, and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer, and set over unto the Mortgagee, a first priority security interest in, and all of the Shipowner's rights, title and interest in the Undivided Interest in the Vessel and other property described as follows now owned or hereinafter acquired (the "Collateral"):

     Name:  ENSERCH GARDEN BANKS

     Provisional Patente No:  8521-PEXT-7

     Kind of vessel:  Oil Drilling and Production Platform

     Kind of hull:  steel

     Number of bridges:  N/A

     Number of decks:  N/A

     Number of chimneys:  N/A

     Gross tonnage:  14,817 gross tons

     Net tonnage:  4,445 net tons

     Length:  107.29 meters

     Breadth:  84.48 meters

     Depth:   36.58 meters

     Call letters:  H3BT

which Vessel has been duly provisionally registered in the Republic of Panama and is more fully described in its Provisional Patente of Navigation, together with

     (i) all of its boilers, engines, machinery, masts, spars, rigging, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, apparel, furniture, fittings and equipment, spare parts, and all other appurtenances to said Vessel appertaining or belonging, whether now owned or hereafter acquired whether on board or not and all additions, improvements, renewals, and replacements hereafter made in or to said Vessel or said appurtenances,

     (ii) the Lease (as defined in the Indenture) and all payments received thereunder or under any sublease and all rights to enforce payments thereunder, and

    (iii) to the extent not otherwise included, all proceeds of all or any of the foregoing.

     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Mortgagor shall remain liable under any lease and any other document or instrument to which it is a party all in accordance with and pursuant to the terms and provisions thereof, and the Mortgagee shall have no obligation or liability under any such lease or any other document or instrument included in the Collateral by reason of or arising out of this Mortgage, nor shall the Mortgagee be required or obligated in any manner to perform or fulfill any obligations of the Mortgagor under or pursuant to any lease or any other document or instrument included in the Collateral except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     TO HAVE AND TO HOLD, all and singular, the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its own and its successors' and assigns' own use, benefit, and behoof forever upon the terms herein set forth for the enforcement of the payment of Ninety Two Million One Hundred Eighty Five Thousand Dollars ($92,185,000) and interest, expenses and fees in accordance with the terms of the Notes and the Indenture and to secure the performance and observance of, and compliance with all agreements, covenants, terms and conditions in this Mortgage contained.

     PROVIDED, HOWEVER, and these presents are upon the condition that, if the above-mentioned principal of and interest on the Notes are paid or satisfied in accordance with the terms thereof, the Indenture and this Mortgage, and all other obligations and liabilities that may be secured by the Indenture and this Mortgage are paid in accordance with their terms, then this Mortgage and the estate and rights hereunder shall cease, determine, and become null and void, otherwise the same shall be and remain in full force and effect.

     The Shipowner hereby agrees with the Mortgagee that the Undivided Interest in the Vessel now or at any time subject to the lien of this Mortgage is to be held by the Mortgagee subject to the further agreements and conditions hereinafter set forth.

                                 ARTICLE FIRST

           Representations, Warranties and Covenants of the Mortgagor
           ----------------------------------------------------------

     The provisions of the Indenture and the Notes are incorporated herein by reference with the same force and effect as though set forth at length in this Mortgage.

     Section 1. The execution and delivery of this Mortgage and the execution and delivery of the Notes have each been duly authorized by the Shipowner and are not in contravention of any indenture or undertaking to which the Shipowner is a party or by which it is bound.

     Section 2. The Mortgagor shall not take any action to prevent the due recordation of the Mortgage in accordance with the provisions of Panamanian law, and shall not otherwise take any action to prevent compliance with and satisfaction of all of the provisions of said law, in order to establish and maintain this Mortgage as a first priority mortgage lien thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount indicated in Article Third hereof, as the same may be amended, modified or increased from time to time. The Mortgagor will do all such other acts and execute all such instructions, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject and maintain the Vessel to the lien of the Mortgage.

     Section 3. In the event that this Mortgage or the Secured Obligations, or any provision hereof or thereof, shall be deemed invalidated in whole or in part by reason of any present or future laws, or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the rights and powers granted to the Mortgagee herein or the true intent and spirit of this Mortgage or the Secured Obligations, then, from time to time, the Mortgagor will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered such other and further assurances and documents as the Mortgagee may reasonably request to more effectually subject the Vessel to the lien of this Mortgage or to the terms and provisions of this Mortgage, including the payment of all sums required to be paid by the Mortgagor under the Secured Obligations hereby secured or to enable this Mortgage to enjoy continuously the status of a First Priority Naval Mortgage.

     Section 4. The Mortgagor will not take any action to transfer or change the flag or port of documentation of the Vessel without having obtained the prior written consent of the Mortgagee, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation.

     Section 5. The Mortgagor hereby constitutes and appoints the Mortgagee its true and lawful attorney, for it and in its name, place and stead, from and after a default under the Indenture or hereunder, to collect, receipt for, acknowledge the payment of, sue for and execute any documentation or writing that may be necessary or required in order to obtain payment of said compensation, purchase price, reimbursement or award, giving and granting to said attorney full power and authority to do an perform every act and thing whatsoever requisite or necessary to be done in or about the premises as fully and to all intents and purposes as it, the Mortgagor, might or could do if personally present at the doing thereof, with full power of substitution, hereby, ratifying and confirming all that its said attorney or substitute shall do or cause to be done by virtue hereof, and the Mortgagor shall promptly execute and deliver to the Mortgagee such documents and shall promptly do and perform such acts as in the opinion of the Mortgagee may be necessary or useful to facilitate or expedite the collection by the Mortgagee of such compensation, purchase price, reimbursement or award.

                                ARTICLE SECOND

                             Defaults and Remedies
                             ---------------------

     Section 1. A default pursuant to the provisions of the Indenture shall constitute a default hereunder and shall give the Mortgagee the rights and remedies provided in the Indenture and, so long as the Indenture Trustee has complied with all of its obligations under the Indenture, including those set forth in Section 5.04 of the Indenture, the rights and remedies established by the laws of the Republic of Panama. The default provisions of the Indenture, including those set forth in Section 5.02 of the Indenture are set forth in Schedule C attached hereto.

     Section 2. The Shipowner agrees that, in the event of a default hereunder and in the event that the Mortgagee brings legal action to enforce its rights hereunder in a court under United States jurisdiction, the Mortgage may be introduced as conclusive evidence of sufficient compliance with the applicable provisions of 46 U.S.C. (S)(S) 31301(6)(B), 31325, and 31326 and the mortgage laws of the Republic of Panama (or any amendment thereto) without further proof.

     Section 3. This instrument is executed as and shall constitute an instrument supplemental to the Indenture and shall be construed in connection with, and as a part of, the Indenture.

     Section 4. No provision of this Mortgage or of the Indenture shall be deemed to constitute a waiver by the Mortgagee of the preferred status of the Mortgage given by 46 U.S.C. (S) 31301(6)(B), or any other provision of U.S. or foreign law, and any provision of this Mortgage or of the Indenture which would otherwise constitute such a waiver shall to such extent be of no force and effect.

     Section 5. In case the Mortgagee shall have proceeded to enforce any right under this Mortgage and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights of the Mortgagee shall continue as if no such proceedings had been taken.

                                 ARTICLE THIRD

                                   Recording
                                   ---------

     The total principal amount secured by this Mortgage is Ninety Two Million One Hundred Eighty Five Thousand Dollars ($92,185,000) together with interest at the rates set forth in the Notes, premium, expenses, fees, and performance of mortgage covenants. The date of maturity is July 2, 2008. The interest rates, aggregate principal amounts and Maturity Dates of each series of Notes (other than the Maturity Dates of the Series 1995 A-6 Secured Notes) are set forth in Schedule A attached hereto, and the Maturity Dates of the Series 1995 A-6 Secured Notes are set forth in Schedule B attached hereto.

                                ARTICLE FOURTH

                           Miscellaneous Provisions
                           ------------------------

     Section 1. This Mortgage may be executed in any number of counterparts, all in English, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument and the English versions shall control, notwithstanding any translation filed in connection with the registration of the Mortgage constituted pursuant hereto.

     Section 2. All the covenants, promises, stipulations, and agreements of the Shipowner in this Mortgage shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns, and all the covenants, promises, stipulations, and agreements of the Mortgagee in this Mortgage contained herein shall bind the Mortgagee and its successors and assigns and shall inure to the benefit of the Shipowner and its successors and assigns, whether so expressed or not.

     Section 3. Any term used herein which is defined in the Indenture and which is not specifically defined herein shall have the meaning specified in the Indenture unless the context otherwise requires.

     Section 4. The terms "U.S. Currency" and "Dollars" or the symbol "$" as used herein shall mean dollars in any coin or currency of the United States of America which, at the time of payment, shall be legal tender for public and private debts under the laws of the United States of America.

     Section 5. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

     Section 6. None of the terms and provisions of this Mortgage may be waived, altered, amended, modified or supplemented except by an instrument in writing executed by the Mortgagor and the Mortgagee.

     Section 7. THIS MORTGAGE AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEIR SUCCESSORS AND ASSIGNS SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC OF PANAMA AND, TO THE EXTENT APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA, AND ANY OF THE INDIVIDUAL STATES THEREIN FOR PURPOSES OF ENFORCING THIS MORTGAGE BEFORE COURTS IN SUCH JURISDICTIONS.

     Section 8. If this Mortgage or any provisions of this Mortgage or the application thereof to any person or circumstances or portion of the Secured Obligations shall be invalid or unenforceable to any extent, the remainder of this Mortgage and the application of such provision to other persons or circumstances or portion of the Secured Obligations shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 9. In the event of a conflict between the provisions hereof and of the Indenture, the provisions of the Indenture shall govern; provided, that
                                                             --------
nothing in this Section 9 is intended to limit the scope of the Granting Clause herein.

                                 ARTICLE FIFTH

                                  Defeasance
                                  ----------

     This Mortgage shall terminate, and this Mortgage shall be of no further force or effect, upon the payment in full of the principal of and interest on and all other amounts due and payable under all Notes and all other amounts due and payable to any holder of the Notes or the Mortgagee hereunder or under any other Operative Document (as defined in the Indenture). The foregoing shall not impair any rights of a holder of the

Notes in respect of indemnification or other claims which may be available against any party under the terms of any other Operative Document. Except as otherwise provided in the preceding sentence, this Mortgage shall continue in full force and effect in accordance with the terms hereof.

     IN WITNESS WHEREOF, this instrument has been executed on the date indicated below effective as of the day and year first above written.


                                    FLEET NATIONAL BANK OF CONNECTICUT,
                                    not in its individual capacity but solely as Owner Trustee under a Trust Agreement dated as of December 12, 1995, for the benefit of the Owner Participant named therein, as Shipowner



                                    By:/s/ Michael M. Hopkins
                                       ----------------------
                                       Title: Vice President

                               [SIGNATURE PAGE]
[SHIP MORTGAGE]

     The undersigned, the Mortgagee described above, hereby accepts the foregoing First Priority Naval Mortgage and the first priority naval mortgage granted hereby.


                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                    ASSOCIATION,
                                    not in its individual capacity but solely as Indenture Trustee under a Trust Indenture dated as of December 12, 1995, as Mortgagee



                                    By:/s/ Val T. Orton
                                       ----------------
                                         Title: Vice President

                               [SIGNATURE PAGE]
[SHIP MORTGAGE]

                      NOTARIAL CERTIFICATION TO MORTGAGE
                      ----------------------------------

     I, _____________, Notary Public, duly authorized, admitted, and sworn, practicing in the State of New York, do hereby certify that:

     1. Michael M. Hopkins, who has executed the Mortgage attached hereto of an undivided 40% interest in the ENSERCH GARDEN BANKS (the "Vessel") on behalf of Fleet National Bank of Connecticut, not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of December 12, 1995, for the benefit of the Owner Participant named therein (the "Mortgagor"), is personally known to me and that his signature is authentic;

     2.   Sufficient evidence has been presented to me to the effect that:

          a) The Mortgagor at the time of execution of the Mortgage was the sole legal owner of an undivided 40% interest in the Vessel with the right to transfer and mortgage the same.

          b) That Michael M. Hopkins was duly authorized to execute the Mortgage on said interest in the Vessel on behalf of the Mortgagor.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal of office this 11th day of December, 1995.



                                                             ___________________
                                                                Notary Public


My commission expires: _________________

AUTHENTICATION BY THE PANAMANIAN CONSUL:

                               [SIGNATURE PAGE]
[SHIP MORTGAGE]

               NOTARIAL CERTIFICATION TO ACCEPTANCE OF MORTGAGE
               ------------------------------------------------


     I, _____________, Notary Public, duly authorized, admitted, and sworn, practicing in the State of New York, do hereby certify that:

     1. Val T. Orton, who has accepted the Mortgage of an undivided 40% interest in the ENSERCH GARDEN BANKS (the "Vessel") on behalf of First Security Bank of Utah, National Association, not in its individual capacity, but solely as Indenture Trustee under a Trust Indenture dated as of December 12, 1995 (the "Mortgagee"), is personally known to me and his signature is authentic;

     2. Sufficient evidence has been presented to me to the effect that Val T. Orton was duly authorized to execute the Acceptance of Mortgage of said interest in the Vessel on behalf of the Mortgagee.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal of office this 11th day of December, 1995.


                                                  ___________________
                                                     Notary Public



My commission expires: __________________

AUTHENTICATION BY THE PANAMANIAN CONSUL:

                               [SIGNATURE PAGE]
[SHIP MORTGAGE]

                                                                      Schedule A
                                                 Maturity Dates, Interest Rates,
                                                 and Aggregate Principal Amounts
                                                         of Each Series of Notes
                                          (other than the Series 1995 A-6 Notes)

================================================================
                Maturity  Aggregate     Interest    Premium
                Date      Principal     Rate Per    Termination
                ----
                          Amount        Annum       Date
                          ------        -----       ----
- ----------------------------------------------------------------

Series 1995     January   $ 4,917,000   5.52%       January 2,
A-1 Secured     2, 1997                             1997
Note
- ----------------------------------------------------------------
Series 1995     January   $ 5,173,000   5.57%       January 2,
A-2 Secured     2, 1998                             1998
Note
- ----------------------------------------------------------------
Series 1995     January   $ 5,462,000   5.65%       January 2,
A-3 Secured     2, 1999                             1999
Note
- ----------------------------------------------------------------
Series 1995     January   $ 5,770,000   5.74%       January 2,
A-4 Secured     2, 2000                             2000
Note
- ----------------------------------------------------------------
Series 1995     January   $ 6,101,000   5.79%       January 2,
A-5 Secured     2, 2001                             2001
Note
- ----------------------------------------------------------------
Series 1995     July 2,   $64,762,000   6.15%       March 23,
A-6 Secured     2008                                2005
Note
================================================================

                                                                      Schedule B
                                                         Dates in Which Payments
                                         are Due Under the Series 1995 A-6 Notes



                         Installment Payment Dates and
                        Installment Payment Percentages
                        -------------------------------


                         SERIES 1995 A-6 SECURED NOTE

         =========================================
         Installment             Installment
         Payment Date            Payment
         ------------
                                 Percentage
                                 of Remaining
                                 Principal Amount
                                 ----------------
         -----------------------------------------
         January 2, 2002           9.97876069%
         -----------------------------------------
         January 2, 2003          15.73086278%
         -----------------------------------------
         January 2, 2004          19.81545266%
         -----------------------------------------
         January 2, 2005          26.23211535%
         -----------------------------------------
         January 2, 2006          12.07543975%
         -----------------------------------------
            July 2, 2006          36.56760162%
         -----------------------------------------
            July 2, 2007          74.80050461%
         -----------------------------------------
            July 2, 2008         100.00000000%
         =========================================

                                                                      Schedule C
                                                              Indenture Defaults



          "Indenture Event of Default" means any of the following events
           --------------------------
(whatever the reason for such Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any Governmental Rule):

          a. any Lease Event of Default (other than a Lease Event of Default arising from the failure of the Lessee to make an Excepted Payment) shall have occurred and be continuing; or

          b. any payment of principal of, Make-Whole Amount, if any, or interest on any Secured Note shall not have been made when due and such default shall continue unremedied for ten (10) Business Days after the same shall have become due and payable; or

          c. the failure by either of the Owner Participant or the Owner Trustee, as the case may be, to perform or observe in any material respect any covenant or agreement to be performed or observed by it under this Indenture or any other Operative Document (other than the Tax Indemnity Agreement and other than Section 11.1(h) of the Participation Agreement), (i) which failure shall continue for a period of thirty (30) days after receipt by the Owner Participant or the Owner Trustee of a notice from the Indenture Trustee or any holder of a Secured Note specifying such failure and requiring it be remedied or (ii) which failure, if such failure is remediable and the Owner Participant or the Owner Trustee is diligently attempting to remedy such failure, shall continue for a period of 180 days after receipt of notice thereof; or

          d. any representation or warranty made by either of the Owner Participant or the Owner Trustee pursuant to Section 6 or 8, as the case may be, of the Participation Agreement shall prove to have been inaccurate in any material respect when made, unless such inaccurate representation or warranty shall not be material to the recipient at the time when the notice referred to below shall have been received by the Owner Participant or the Owner Trustee or any material adverse impact thereof shall have been cured within thirty (30) days after receipt by the Owner Participant or the Owner Trustee of a written notice thereof from the Indenture Trustee; provided that if such
                                                --------
     material adverse impact is remediable and the Owner Participant or Owner Trustee is diligently attempting to remedy such impact, the Owner Participant or Owner Trustee shall have 90 days after receipt of written notice thereof from the Indenture Trustee to remedy any such material adverse impact; or

          e. either of the Owner Participant or the Owner Trustee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any substantial part of its property, or shall consent to any such relief or to the appointment or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against either of the Owner Participant or the Owner Trustee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agency of its or any substantial part of its part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner Trustee or the Owner Participant, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Indenture Estate, the Owner Trustee or the Owner Participant or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days.

                                      C-3